Exhibit 1.1

Final Execution Version

Regency Centers, L.P.

6.0% Notes Due 2020

Guaranteed by Regency Centers Corporation

Underwriting Agreement

May 27, 2010

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

    As representatives of the

    several Underwriters named in Schedule I hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $150,000,000 principal amount of its 6.0% Notes due 2020 (the “Securities”). The Securities will be unconditionally guaranteed by the guarantees (the “Guarantees”) of Regency Centers Corporation, a Florida corporation (the “Guarantor”).

1.      The Partnership and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)        A registration statement on FormS-3 (File Nos.333-149856 and 333-149856-01) (the Initial Registration Statement) in respect of the Securities and the Guarantees has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule462(b) Registration Statement”), filed pursuant to Rule462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(b) hereof) is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities and the Guarantees, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual or special report of the Partnership or the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)        For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section5(a) hereof and each Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on ScheduleII(a) or ScheduleII(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free

Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein;

(c)        The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II(b) hereto;

(d)        The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter of Securities through the Representatives expressly for use therein;

(e)        The financial statements (including the related notes thereto) of each of the Guarantor and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries included or incorporated by reference in the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of each of the Guarantor and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Guarantor and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Prospectus and the Prospectus;

(f)        Neither the Guarantor nor any of its subsidiaries (including the Partnership) has sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Guarantor or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners’ capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) in excess of $20,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries (other than GRI-Regency, LLC’s potential entry into $202,000,000 of first mortgage loans with Prudential Mortgage Capital Company) or any material adverse change in excess of $20,000,000, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor or the Partnership on any class of capital stock (other than the dividend to be paid on the Guarantor’s common stock and equivalent units on June 2, 2010 and the dividends to be paid on the Guarantor’s Series 3, 4 and 5 preferred stock and on preferred units as provided in various preferred unit agreements on June 30, 2010), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Guarantor and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Pricing Prospectus; and neither the Guarantor nor any of its subsidiaries (including the Partnership) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries taken as a whole;

(g)        The Guarantor and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Guarantor and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its subsidiaries (including the Partnership);

(h)        The Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Guarantor has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

(i)        The Partnership has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and, except as set forth on Exhibit A, all of the issued shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit A and for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(j)        The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated pursuant to the Indenture (as hereinafter defined), such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Partnership enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; entitled to the benefits provided by the indenture dated as of December 5, 2001 (the “Base Indenture”) among the Partnership, the Guarantor and U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of June 5, 2007, and a second supplemental indenture to be dated as of June 2, 2010, each among the Partnership, the Guarantor and Trustee (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), under which they are to be issued, which is substantially in the form filed or to be filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantees have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities and the Guarantees will conform, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k)        None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(l)        Prior to the date hereof, neither the Guarantor nor any of its affiliates (including the Partnership) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or the Guarantor in connection with the offering of the Securities and the Guarantees;

(m)        The issue and sale of the Securities, the issue of the Guarantees and the compliance by the Partnership and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or by which the Guarantor or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Subsidiaries) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Guarantor, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Partnership) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantees or the consummation by the Partnership and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(n)        Each of the Guarantor and the Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of this Agreement and the consummation by each of them of the transactions contemplated hereby has been duly and validly taken;

(o)        This Agreement has been duly authorized, executed and delivered by the Guarantor and the Partnership;

(p)        Neither the Guarantor nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, By-laws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(q)        The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the captions “Certain Federal Income Tax Considerations” and “Additional Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the captions “Plan of Distribution” and “Underwriting” insofar as they purport to describe the documents referred to therein, are accurate and complete in all material respects;

(r)        Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity, partners’ capital or results of operations of the Guarantor and its subsidiaries (including the Partnership) (“Material Adverse Effect”); and, to the best of the Partnership’s knowledge and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)        The Guarantor has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, for each of the fiscal years from its inception through the most recently completed fiscal year, and the Guarantor’s present and contemplated organization, ownership, method of operation, assets and income are such that the Guarantor is in a position under present law to so qualify for the current fiscal year and in the future;

(t)        The Guarantor and its subsidiaries (including the Partnership) have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Pricing Prospectus and Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Guarantor or any of its subsidiaries (including the Partnership) or any of their respective properties or assets;

(u)        The Guarantor and its subsidiaries (including the Partnership) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Pricing Prospectus and Prospectus, neither the Guarantor nor any of its subsidiaries (including the Partnership) has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(v)        No labor disturbance by or dispute with employees of the Guarantor and its subsidiaries (including the Partnership) exists or, to the knowledge of the Guarantor or the Partnership, is contemplated or threatened, and neither the Guarantor nor the Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect;

(w)        (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Guarantor or any member of its “Controlled Group”

(defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Guarantor or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Guarantor or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Guarantor or its subsidiaries (including the Partnership); (vi) neither the Guarantor nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Guarantor or its subsidiaries (including the Partnership). None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Guarantor or its subsidiaries (including the Partnership) in the current fiscal year of the Guarantor and its subsidiaries (including the Partnership) compared to the amount of such contributions made in the Guarantor and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year; or (y) a material increase in the Guarantor and its subsidiaries’ (including the Partnership’s) “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Guarantor and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year;

(x)        The Guarantor and its subsidiaries (including the Partnership) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Guarantor and its subsidiaries (including the Partnership) have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect;

(y)        No relationship, direct or indirect, exists between or among the Guarantor or any of its subsidiaries (including the Partnership), on the one hand, and the directors, officers, stockholders, customers or suppliers of the Guarantor or any of its subsidiaries, on the other, that is required by the Act to be described in the Pricing Prospectus and Prospectus and is not so described;

(z)        (i) The Guarantor and its subsidiaries (including the Partnership) (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor and its subsidiaries (including the Partnership), except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Prospectus and Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Guarantor and its subsidiaries (including the Partnership) under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Guarantor and its subsidiaries (including the Partnership) are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Guarantor and its subsidiaries (including the Partnership), and (c) none of the Guarantor and its subsidiaries (including the Partnership) anticipates material capital expenditures relating to any Environmental Laws;

(aa)        There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Guarantor and its subsidiaries (including the Partnership) (or, to the knowledge of the Guarantor and its subsidiaries (including the Partnership), any other entity (including any predecessor) for whose acts or omissions the Guarantor and its subsidiaries (including the Partnership) is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Guarantor and its subsidiaries (including the Partnership), or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure;

(bb)        Neither the Partnership nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the issuance of the Guarantees, will be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)        KPMG LLP, who have certified certain financial statements of the Partnership and its subsidiaries and the Guarantor and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(dd)        The Guarantor and its subsidiaries (including the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor and the Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor or the Partnership’s respective management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries (including the Partnership) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(ee)        The Guarantor and its subsidiaries (including the Partnership) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Guarantor’s or the Partnership’s internal controls;

(ff)        The Guarantor and its subsidiaries (including the Partnership) have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Guarantor and its subsidiaries (including the Partnership) and their respective businesses; and neither the Guarantor nor any of its subsidiaries (including the Partnership) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(gg)        Neither the Guarantor nor any of its subsidiaries (including the Partnership) nor, to the knowledge of the Guarantor or the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries (including the Partnership) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(hh)        The operations of the Guarantor and its subsidiaries (including the Partnership) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Partnership) with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened;

(ii)        None of the Guarantor, any of its subsidiaries (including the Partnership) or, to the knowledge of the Guarantor or the Partnership, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(jj)        No subsidiary of the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s properties or assets to the Guarantor or any other subsidiary of the Guarantor;

(kk)        Neither the Guarantor nor any of its subsidiaries (including the Partnership) is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Guarantor or any of its subsidiaries (including the Partnership) or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(ll)        No person has the right to require the Partnership or Guarantor or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(mm)    The statements and financial information (including the assumptions described therein) included in the Pricing Prospectus and Prospectus or incorporated by reference therein from the Partnerships and the Guarantors Annual Report on Form 10-K for the year ended December 31, 2009 (in each case under the heading “Managements Discussion and Analysis of Financial Condition and Results of Operations”) (collectively, the Projections) (i) are within the coverage of the safe harbor for forward-looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Partnership and the Guarantor with a reasonable basis and in good faith and reflect the Partnership’s and the Guarantor’s good faith best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Partnership, the Guarantor or the Guarantor’s subsidiaries are aware of any business, economic or industry developments inconsistent with the assumptions underlying the Projections;

(nn)        Nothing has come to the attention of the Guarantor or the Partnership that has caused the Guarantor or the Partnership to believe that the statistical and market-related data included in the Pricing Prospectus and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(oo)        There is and has been no failure on the part of the Guarantor or, to the knowledge of the Guarantor, any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(pp)        At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act.

2.     Subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of 98.649% of the principal amount thereof, plus accrued interest, if any, from June 2, 2010 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.     Upon the authorization by the Representatives of the release of the Securities and the Guarantees thereof, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.     The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Partnership may agree upon in writing, such time and date being herein called the “Time of Delivery.”

5.     The Partnership and the Guarantor jointly and severally agree with each of the Underwriters:

(a)        To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule424(b) under the

Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)        Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees; provided, that in connection therewith neither the Partnership nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)        Prior to 10:00a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters in New York City with copies of the Prospectus in such quantities as the Representatives may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and issuance of the Guarantees and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)        To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e)        During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Partnership by the Representatives, and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Partnership or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives;

(f)        Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(g)        During a period of five years from the date of the Prospectus, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to partners of the Partnership or stockholders of the Guarantor, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Partnership or the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Partnership or the Guarantor as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its partners generally or to the Commission or to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)        To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(i)        If the Partnership and the Guarantor elect to rely upon Rule 462(b), the Partnership and the Guarantor shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership and the Guarantor shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.      The Partnership and the Guarantor jointly and severally covenant and agree that:

(a)        other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b)        they have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)        if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein.

Each Underwriter represents and agrees that, without the prior consent of the Partnership and the Guarantor, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus and any such free writing prospectus the use of which has been consented to by the Partnership and the Guarantor and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto.

7.     The Partnership and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Partnership or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s and the Guarantor’s counsel and accountants in connection with the registration of the Securities and the Guarantees under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees; (iii) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities and the Guarantees; (vi) the cost of preparing the Securities and the Guarantees; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture, the Securities and the Guarantees; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.     The obligations of the Underwriters shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership and the Guarantor are, at and as of the Time of Delivery, true and correct, the condition that the Partnership and the Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)        The Prospectus shall have been filed with the Commission pursuant to Rule424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section5(a) hereof; the final term sheet contemplated by Section5(a) hereof, and any other material required to be filed by the Guarantor pursuant to Rule433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule433; if the Partnership has elected to rely upon Rule462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)        Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives an opinion and 10b-5 statement, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)        Foley & Lardner LLP, counsel for the Partnership and the Guarantor, shall have furnished to the Representatives an opinion and 10b-5 statement, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in substantially the form set forth in Annex A hereto;

(d)        On the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery, the independent accountants of the Partnership and the Guarantor, who have certified the financial statements of the Guarantor and its subsidiaries and the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect customarily provided to underwriters, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e)        (i)Neither the Guarantor nor any of its subsidiaries (including the Partnership) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii)since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) or in the partners” capital, mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ capital,, stockholders equity or results of operations of the Guarantor and its subsidiaries (including the Partnership) otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(f)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Partnership’s or the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s or the Guarantor’s debt securities or preferred stock;

(g)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) a suspension or material limitation in trading in the Guarantor’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change, in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in Clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h)        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance or sale of the Securities;

(i)        The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j)        The Partnership and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Partnership and the Guarantor satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Partnership and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request; and

(k)        The Representatives shall have received on and as of the Time of Delivery, satisfactory evidence of the good standing of the Guarantor and the Partnership in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

9.     (a) The Guarantor and the Partnership jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b)        Each Underwriter will indemnify and hold harmless the Partnership and the Guarantor against any losses, claims, damages or liabilities to which the Partnership or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Partnership or the Guarantor for any legal or other expenses reasonably incurred by the Partnership or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership or the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership or the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Partnership and the Guarantor under this Section 9 shall be in addition to any liability which the Partnership or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership or the Guarantor and to each person, if any, who controls the Partnership or the Guarantor within the meaning of the Act.

10.        (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Partnership that they have so arranged for the purchase of such Securities, or the Partnership notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Partnership shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of all Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.        The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership or the Guarantor, or any officer or director or controlling person of the Partnership or the Guarantor, and shall survive delivery of and payment for the Securities.

12.        If this Agreement shall be terminated pursuant to Section 8(g) or 10 hereof, the Partnership and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership or the Guarantor will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Partnership and the Guarantor shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.        In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by any of the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile or e-mail transmission to you as the representatives at J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Attn: High Grade Syndicate Desk (facsimile: 212-834-6081) and Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288, Attention: Transaction Management, Facsimile: 704-383-9165; and if to the Partnership or the Guarantor shall be delivered or sent by mail, telex, facsimile or e-mail transmission to the address of the Partnership and the Guarantor set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex, facsimile or e-mail transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Partnership and the Guarantor and each person who controls the Partnership or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.        Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.        Each of the Partnership and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and issuance of Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership and the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or the Guarantor on other matters) or any other obligation to the Partnership or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Partnership and the Guarantor have consulted their own legal and financial advisors to the extent they have deemed appropriate. The Partnership and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or the Guarantor, in connection with such transaction or the process leading thereto.

17.        This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Partnership, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

18.        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.        The Partnership, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.        This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.        No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,

Regency Centers, L.P.

By:	Regency Centers Corporation, general partner

By	/s/ Bruce M. Johnson
	Name:	Bruce M. Johnson
	Title:	Executive Vice President and Chief Financial Officer

Regency Centers Corporation

By	/s/ Bruce M. Johnson
	Name:	Bruce M. Johnson
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof on behalf of each of the Underwriters:

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
Title: Vice President

Wells Fargo Securities, LLC

By:	/s/ Carolyn C. Hurley
	Name:	Carolyn C. Hurley
Title: Director

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased

J.P. Morgan Securities Inc.	$56,250,000
Wells Fargo Securities, LLC	56,250,000
PNC Capital Markets LLC	6,462,000
Morgan Keegan & Company, Inc.	6,000,000
SunTrust Robinson Humphrey, Inc.	5,692,000
Daiwa Capital Markets America Inc.	4,154,000
Comerica Securities, Inc.	3,385,000
Banc of America Securities LLC	3,231,000
RBC Capital Markets Corporation	2,423,000
Mizuho Securities USA Inc.	1,692,000
Mitsubishi UFJ Securities (USA), Inc.	1,538,000
U.S. Bancorp Investments, Inc.	1,538,000
Capital One Southcoast, Inc.	1,385,000
Total	$150,000,000

SCHEDULE II

(a)        Regency Centers, L.P. Pricing Term Sheet filed with the Commission by the Partnership on May 27, 2010 pursuant to Rule 433 under the Act.

(b)        Additional Documents Incorporated by Reference:

None

Annex A

Form of Opinion of Counsel for the Company

June 2, 2010	ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

As representatives of the several

Underwriters named in Schedule I to the

Underwriting Agreement referred to

below

c/o J.P. Morgan Securities Inc.

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

We have acted as counsel to Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), and Regency Centers Corporation, a Florida corporation (the “Guarantor”) in connection with the offer and sale by the Partnership of its $150,000,000 aggregate principal amount of 6.0% Notes due 2020 as guaranteed by the Guarantor. This opinion is delivered pursuant to Section 8(c) the Underwriting Agreement, dated as of May 27, 2010, among the Partnership, the Guarantor and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto (the “Underwriting Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

We have examined and are familiar with: (a) the agreement of limited partnership of the Partnership, as presently in effect, (b) the articles of incorporation and bylaws of the Guarantor, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of the Guarantor (the “Board”) and committees appointed by the Board, as general partner of the Partnership, in connection with the issuance and sale of the Securities, including the committee designated to determine the terms of the Securities (the “Pricing Committee”), (d) the proceedings of and actions taken by the Board and committees appointed by the Board, on its own behalf, in connection with the issuance of the Guarantees, (e) the Registration Statement, the Pricing Prospectus, the Prospectus, as amended or supplemented, and the final term sheet prepared and filed pursuant to Section 5(a) of the Underwriting Agreement (the “Final Term Sheet,” and collectively with the Registration Statement, the Pricing Prospectus and the Prospectus, as amended or supplemented, the “Filed Documents”), and (f) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

In expressing the opinions set forth below, we have assumed and relied upon the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals from which any such copies

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

June 2, 2010

were made, the genuineness of all signatures, the legal capacity of all persons executing such documents and the due execution and delivery by the parties to such documents (other than by the Guarantor or the Partnership) where due execution and delivery are prerequisites to the effectiveness thereof.

As to various matters of fact material to our opinion, to the extent we deemed reasonable, we have relied upon certificates of public officials, responsible officers of the Guarantor and independent accountants (which certificates we believe you and we are justified in relying upon), and on the representations and warranties of the Partnership and the Guarantor made in the Underwriting Agreement. Any matter stated to be “known to us” or “to our knowledge” is based on the actual knowledge of attorneys currently in our firm who have given substantive attention to material matters for the Guarantor and its subsidiaries within the past twelve months and, as to subsidiaries of the Guarantor other than Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission), without investigation

We are admitted to the practice of law in the State of Florida and the State of New York and, except for the opinions set forth in paragraphs 1, 2, 10 and 11, which are limited to the general corporation law, limited partnership act, or limited liability company act, as applicable, of the state in which the entity subject to such opinion is organized, or, in the case of paragraph 1, of the state in which the entity conducts any business so as to require qualification as a foreign organization (such matters in paragraphs 1, 2, 10 and 11 are referred to collectively as the “Covered Foreign Law Matters”), and except as set forth below, nothing contained herein shall be construed to be an opinion as to the effect of the laws of any jurisdiction other than the State of Florida, the State of New York and the United States of America as in effect on the date hereof. We consent to Sullivan & Cromwell LLP’s relying upon this opinion as to matters of Florida law in connection with their opinion to you.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. Each of the Guarantor and its Significant Subsidiaries, including the Partnership, and, to our knowledge, each other consolidated subsidiary of the Guarantor has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries taken as a whole.

2. All of the issued shares of capital stock of the Guarantor and all the outstanding shares of capital stock or partnership interests of each subsidiary of the Guarantor, including the Partnership, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in or contemplated by the Underwriting Agreement, the Pricing

June 2, 2010

Disclosure Package or the Prospectus, as amended or supplemented, all outstanding shares of capital stock or partnership interests of such subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to our knowledge, after due inquiry, any other security interest, claim, lien or encumbrance.

3. The Partnership’s authorized equity capitalization is as set forth in the Prospectus, as amended and supplemented, the Securities have been duly authorized and executed, and, when the Securities have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Partnership entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantees have been duly authorized and executed by the Guarantor and, when the Securities have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantees and the Indenture conform to the descriptions thereof in the Prospectus.

4. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document relating to the Guarantor or its subsidiaries of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus and the Prospectus Supplement, dated May 27, 2010, under the heading “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and in the Prospectus under the headings “Certain Federal Income Tax Considerations” and “Plan of Distribution” and in the Prospectus Supplement under the headings “Additional Federal Income Tax Consideration” and “Underwriting” (other than the information furnished in writing to the Partnership by or on behalf of the Underwriters through the Representatives), insofar as such statements summarize legal matters, agreements to which the Partnership or the Guarantor is a party, documents or proceedings discussed therein, are accurate and fair summaries of such terms, legal matters, agreements, documents or proceedings.

5. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that

June 2, 2010

purpose have been instituted or threatened and the Registration Statement and the Prospectus, including the documents incorporated by reference therein, (other than the financial statements and other financial and statistical information contained therein and the Form T-1 Statement of Eligibility and Qualification (the “Form T-1”) therein, as to which we express no opinion), each as amended or supplemented, comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder. We do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership and the Guarantor.

7. Each of the Base Indenture and the Supplemental Indentures has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

8. Neither the Partnership nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither will be, an “investment company” as defined in the Investment Company Act.

9. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Partnership or Guarantor in connection with the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus.

10. The execution and delivery by the Partnership and Guarantor of the Underwriting Agreement, its compliance with all of the provisions of the Securities, the Guarantees, the Underwriting Agreement and the Indenture and the consummation by the Partnership and Guarantor of any of the transactions contemplated therein, and, to our knowledge, the sale of the Securities being sold by the Partnership and the consummation by the parties other than the Partnership and Guarantor of any of the transactions contemplated in the Underwriting Agreement, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or its subsidiaries (including the Partnership) pursuant to, (i) the charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement of the Guarantor or its subsidiaries (including the Partnership), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation,

June 2, 2010

condition, covenant or instrument known to us and to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree known to us to be applicable to the Guarantor or its subsidiaries (including the Partnership) of any court, regulatory body, administrative agency, governmental body or arbitrator or other authority having jurisdiction over the Guarantor or its subsidiaries or any of its or their properties other than, in the case of clauses (ii) and (iii), such breaches or violation which, if determined adversely to the Guarantor or the Partnership, would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, or the current or future financial position, partnership interest or results of operations of the Partnership, or on the consummation of the transactions contemplated in the Underwriting Agreement.

11. Neither the Guarantor nor any of its subsidiaries (including the Partnership) is in violation of their charter, by-laws, certificate of partnership, partnership agreement or operating agreement or, to our knowledge, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to us and to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or bound or to which its or their property is subject.

12. The Guarantor has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for each taxable year since its inception through the most recently completed fiscal year, and based on assumptions set forth in the Prospectus and certain representations of the Guarantor, including but not limited to those set forth in an Officer’s Certificate executed by Kathy D. Miller dated as of the date hereof, the Guarantor’s present and contemplated organization, ownership, method of operation, assets and income are such that the Guarantor is in a position under present law to so qualify for the current fiscal year and in the future.

We express no opinion in the foregoing paragraphs that any particular provision of the Underwriting Agreement, the Indenture, the Securities or Guarantees will be enforceable by a decree of specific performance or other equitable relief, or that the enforcement thereof may not be limited by defenses such as estoppel, waiver and other equitable considerations, or that the exercise of any particular remedy will not violate, be limited by, or be rendered ineffective by any existing law, governmental rule or regulation of the State of Florida, the State of New York or the United States, although we believe that such documents taken as a whole are sufficient for the practical realization of the benefits and security intended thereby.

The opinions contained in the foregoing paragraph 12 are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the

June 2, 2010

opinions expressed herein after the date hereof. Also, any variation or difference in the facts from those set forth in the Prospectus may affect the conclusions stated herein.

This opinion is furnished to you, as Representatives of the underwriters named in Schedule I to the Underwriting Agreement, for your benefit by us as counsel for the Partnership and the Guarantor, is solely for the benefit of such parties, and is rendered solely in connection with the transactions contemplated by the Underwriting Agreement. Accordingly, it may not be relied upon by any other person, firm or entity without, in each instance, our prior written consent, except as provided herein.

Very truly yours,

FOLEY & LARDNER LLP

June 2, 2010	ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

As representatives of the several

Underwriters named in Schedule I to the

Underwriting Agreement referred to

below

c/o J.P. Morgan Securities Inc.

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File Nos. 333-149856 and 333-149856-01) (the “Registration Statement”), the Prospectus, dated March 21, 2008, and the Prospectus Supplement, dated May 27, 2010, relating to the offer and sale by Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), of its $150,000,000 aggregate principal amount of 6.0% Notes due 2020 as guaranteed by Regency Centers Corporation, a Florida corporation (the “Guarantor”). As counsel to the Partnership and the Guarantor we reviewed the Registration Statement and the Prospectus together with the documents and information listed on Exhibit A hereto (collectively, the “Pricing Disclosure Package”) and participated in discussions with your representatives and representatives of the Partnership and Guarantor and their independent registered public accounting firm regarding such documents and information and related matters. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Partnership and Guarantor and their accountants concerning certain matters relating to the Partnership and Guarantor and reviewed certificates of certain officers of the Partnership and Guarantor and letters addressed to you from their accountants.

The purpose of our professional engagement was not to establish or to confirm the factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the documents required to be prepared or used in connection with the drafting and filing of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing and on the basis of information we gained in the course of performing the services referred to above, we confirm to you that nothing came to our attention that caused us to believe that:

1.

The Registration Statement, as of its effective date (March 21, 2008), contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

June 2, 2010

2.

The Pricing Disclosure Package, as of 4:30 p.m. on May 27, 2010, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3.

The Prospectus, as supplemented by the Prospectus Supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

4.

The Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading;

provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and we do not express any belief with respect to the financial statements or accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package.

This letter is furnished to J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as Representatives (the “Representatives”) of the underwriters named in Schedule I to the Underwriting Agreement dated May 27, 2010 (the “Underwriting Agreement”), by and among the Partnership, Guarantor and the Representatives, solely for your benefit by us as counsel for the Partnership and Guarantor, to assist you in establishing defenses under applicable securities laws and may not be used, quoted, relied upon or otherwise referred to for any purpose or by any other person (including any person purchasing any of the securities from the underwriters named in Schedule I to the Underwriting Agreement).

Very truly yours,

FOLEY & LARDNER LLP

J.P. Morgan Securities Inc.

Wells Fargo Securities, LLC

June 2, 2010

EXHIBIT A

Preliminary Prospectus Supplement dated May 27, 2010.

Pricing Term Sheet, dated May 27, 2010

Exhibit A

REGENCY CENTERS CORPORATION

Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	99.0 1.0	% %

Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	30 70	% %
Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%
Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20 80	% %
Columbia Retail Baker Hill, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Deer Grove Center, LLC	Delaware	Columbia Retail Deer Grove, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Geneva Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Shorewood Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Special Member (GLP), LLC	Delaware	Columbia Perfco, L.P. Regency Centers, L.P.	Member	80 20	% %
Columbia Retail Stearns Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1 99	% %
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC	Member	100%
Columbia Julington Village, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Palm Valley Marketplace, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Park Plaza Member, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Park Plaza, LLC	Delaware	Columbia Park Plaza Member, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Member Member	20 80	% %
Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Hollymead Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Hollymead, LLC	Delaware	Hollymead Town Center, LLC	Member	100%
Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%
Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Marina Shores, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Plantation	Delaware	Columbia Plantation	Member	100%

2

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Plaza, LLC		Plaza Member, LLC
Columbia Shorewood Crossing Phase 2 Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Shorewood Crossing Phase 2, LLC	Delaware	Columbia Shorewood Crossing Phase 2 Member, LLC	Member	100%
Columbia Shorewood Crossing Phase 3, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Signal Hill Two, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Signal Hill, LLC	Delaware	Signal Hill Two, LLC	Member	100%
Columbia Speedway Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Speedway Plaza, LLC	Delaware	Columbia Speedway Plaza Member, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Highland Knolls, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Island Crossing, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II King Plaza, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Lost Mountain, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Surfside Beach Commons, LLC	Delaware	Columbia II Holding, LLC	Member	100%

GRI-Regency, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC Global Retail Investors, LLC Regency Centers, L.P.	Member Member Member	30 45 25	% % %
MCW-RC SC-	Delaware	GRI-Regency, LLC	Member	100%

3

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Merchant’s, LLC (fka MCW-RC South Carolina, LLC)
MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%
MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%
FW CA-Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%
U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Member Member	1 99	% %
USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Member Member	1 99	% %
FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Auburn Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

4

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Stanford Ranch Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW The Oaks Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW IL-The Oaks Shopping Center, LLC	Delaware	FW The Oaks Holding, LLC	Member	100%
FW IL-Brentwood Commons, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
USRP Willow West, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%
FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IL-McHenry Commons Shopping	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

5

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Center, LLC
FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW WI Racine Centre, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC Preferred Partners	General Partner Limited Partner Limited Partners	1% 99% profit sharing
FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
Enterprise Associates	Maryland	USRP GP, LLC US Retail Partners Limited Partnership	General Partner General Partner
FW Bowie Plaza GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Capitol Place I Investment Limited Partnership	Maryland	FW Bowie Plaza GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Elkridge Corners GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
L and M Development Company Limited Partnership	Maryland	FW Elkridge Corners GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Woodholm GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholm GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping	General Partner Limited	1% 99%

6

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		Centers I, LLC	Partner
FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %
Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	GRI-Regency, LLC Eastern Shopping Centers I, LLC	Member	100%
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1 99	% %
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %
FW Memorial GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Memorial Collection, L.P.	Delaware	FW Memorial GP, LLC FW Texas LP, LLC	General Partner Limited Partner	1 99	% %
FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC FW Texas LP, LLC	General Partner Limited Partner	1 99	% %
FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC FW Texas LP, LLC	General Partner Limited Partner	1 99	% %
FW VA-601 Kings Street, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

7

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW Gayton Crossing Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Crossing Holding, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WI-Whitnall Square, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
Macquarie CountryWide-Regency III, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC Macquarie-Regency Management, LLC Regency Centers, L.P.	Member Member Member	75.00 .01 24.99	% % %
MCW RC III Hilltop Village Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%
MCW-RC III Kleinwood GP, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Kleinwood Center, LP	Delaware	MCW-RC III Kleinwood GP, LLC Macquarie CountryWide-Regency III, LLC	General Partner Limited Partner	.05 99.95	% %
MCW-RC III Murray Landing Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%

8

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
MCW-RC III Murray Landing, LLC	Delaware	MCW-RC III Murray Landing Member, LLC	Member	100%
MCW-RC III Vineyard Member, LLC	Delaware	Macquarie CountryWide-Regency III, LLC	Member	100%
MCW-RC III Vineyard Shopping Center, LLC	Delaware	MCW RC III Vineyard Member, LLC	Member	100%
MCW-Regency-Desco, LLC	Delaware	Macquarie CountryWide (US) No. 2 LLC Regency Centers, L.P. Macquarie-Regency Management, LLC MS Trust FBO Marilyn Schnuck MS Trust-GST Exempt DS Trust dated June 17, 1991 Doned, Inc.	Member Member Member Member Member Member Member	60.0000 16.3029 0.1000 11.2927 0.3879 11.6860 0.2359	% % % % % % %
MCW-RD Member, LLC	Delaware	MCW-Regency-Desco, LLC	Member	100%
MCW-RD Affton Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Bellerive Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Brentwood Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Bridgeton, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Butler Hill Centre, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Capital Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Carbondale Center, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Champaign Commons, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD City Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Collierville Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Country Club Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Crestwood	Delaware	MCW-RD Member,	Member	100%

9

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Commons, LLC		LLC
MCW-RD Dardenne Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Dorsette Village, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Evansville West Center, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Granite City, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Lake St. Louis, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Montvale Commons, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD O’Fallon Centre, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Plaza 94, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Richardson Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Shackelford Center, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Sierra Vista Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Swansea Plaza, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Twin Oaks, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD University City Square, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Urbana Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Washington Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Wentzville Commons, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Wildwood Crossing, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Zumbehl Commons, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Kirkwood Commons Member, LLC	Delaware	MCW-RD Member, LLC	Member	100%
MCW-RD Kirkwood Commons, LLC	Delaware	MCW-RD Kirkwood Commons Member, LLC	Member	100%
RegCal, LLC	Delaware	California State	Member	75%

10

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		Teachers Retirement System Regency Centers, L.P.	Member	25%
RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%
CAR Apple Valley Land, LLC	Delaware	RegCal, LLC
CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Five Corners Plaza, LLC	Delaware	Five Corners Plaza Member, LLC	Member	100%
Five Corners Plaza Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Fuquay Crossing, LLC	Delaware	CAR Fuquay Holding, LLC	Member	100%
CAR Fuquay Property, LLC	Delaware	RegCal, LLC	Member	100%
CAR Jetton Village, LLC	Delaware	Jetton Village Member, LLC	Member	100%
Jetton Village Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Providence Commons, LLC	Delaware	RegCal, LLC	Member	100%
CAR Providence Commons Two, LLC	Delaware	RegCal, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%

11

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%
King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%

Regency Retail GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Retail Partners, LP	Delaware

Regency Retail GP,

LLC

Metropolitan Tower Life

Insurance Company

General American Life

Insurance Company

Metropolitan Life

Insurance Company

STRS Ohio Opportunity

Real Estate

Investments, LLC

NLI Properties East,

Inc. (Nippon Life

Insurance Company)

			General Partner Limited Partner Limited Partner Limited Partner Limited Partner Limited Partner	30.3 4.6 4.6 9.2 41.0 10.3	% % % % % %
RRP Parent REIT, Inc.	Maryland	Regency Retail Partners, LP	Common Stock	100%
RRP GIC Feeder, LP	Delaware	Regency Retail GP, LLC RGNCY Retail Trust	General Partner Limited Partner	.002 99.998	% %
RRP German Feeder, LP	Delaware	Regency Retail GP, LLC RRP GmbH & Co. KG	General Partner Limited Partner	.005 99.995	% %
RRP Subsidiary REIT, LP	Delaware	Regency Retail GP, LLC Regency Retail Partners, LP RRP Parent REIT, Inc, RRP GIC Feeder, LP	General Partner Limited Partner Limited Partner Limited Partner	0.0 .003 53.922 46.075	% % % %
RRP Operating, LP	Delaware	Regency Retail GP, LLC RRP Subsidiary REIT, LP	General Partner Common LP	8.8 91.2	% %

12

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRP Falcon Ridge GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Falcon Ridge Town Center, LP	Delaware	RRP Falcon Ridge GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
RRP Falcon Ridge Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Falcon Ridge Town Center Phase II, LP	Delaware	RRP Falcon Ridge Phase II GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
Fortuna Regency, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Fortuna GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Fortuna, LP	Delaware	RRP Fortuna GP, LLC Fortuna Regency, LLC	General Partner Limited Partner	.5 99.5	% %
RRP Indian Springs GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Indian Springs, LP	Delaware	RRP Indian Springs GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
RRP Orchard Park GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Orchard Park, LP	Delaware	RRP Orchard Park GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
RRP Silver Spring GP, LLC	Delaware	RRP Operating, LP	Member	100%
Silver Spring Square II, L.P.	Delaware	RRP Silver Spring GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
RRP Sycamore Plaza GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Sycamore Plaza, LP	Delaware	RRP Sycamore Plaza GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

13

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRP Vista Village Phase I GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Vista Village Phase I, LP	Delaware	RRP Vista Village Phase I GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
RRP Vista Village Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%
RRP Vista Village Phase II, LP	Delaware	RRP Vista Village Phase II GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %
US Regency Retail REIT I	Texas	US Southern Retail, LLC US Republic Core Fund, L.P. Regency Centers, L.P.	Common Stock Common Stock Common Stock	57.27 23.53 19.20	% % %
US Regency Retail I, LLC	Delaware	US Regency Retail REIT I Regency Centers, L.P.	Member Member	99 1	% %
MCW-RC FL-Anastasia, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC FL-King’s, LLC (fka MCW-RC Florida, LLC)	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC FL-Shoppes at 104, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC GA-Howell Mill Village, LLC	Delaware	Regency Centers, LLC	Member	100%
MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%
REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Mockingbird	Delaware	REG8 Member, LLC	Member	100%

14

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Commons, LLC
REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%
FL-Crossroads Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Crossroads Shopping Center, LLC	Delaware	FL-Crossroads Shopping Center Member, LLC	Member	100%
FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%
FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%
4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	80% 20%

Applegate Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bammel North Houston Center, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	Varies
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	Varies
Beacon Lakes Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%

15

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Colonnade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Conroe/White Oak Marketplace, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Co., L.P.	General Partner Limited Partner	Varies
Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Deer Springs Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fairfax Regency, LLC	Delaware	Regency Centers, L.P. J. Donegan Company	Member Member	Varies
Fairhope, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fortuna Regency Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%
FV Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%
AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC	General Partner Limited Partner	1 99	% %
Gateway Azco Manager, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hasley Canyon Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Woodlands/Kuykendahl Retail, Ltd.	General Partner Limited Partner	0.1 99.9	% %
Indio Jackson, LLC	Delaware	Regency Centers, L.P.	Member	100%
Langston Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50 50	% %
Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%
Menifee Marketplace,	Delaware	Regency Centers, L.P.	Member	100%

16

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
LLC
Merrimack Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Murfreesboro North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Murieta Gardens Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%
NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
New Windsor Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%
Ocala Retail Partners, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50% 50%
Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

Queensboro Associates, L.P.	Georgia	Regency Centers, L.P. Real Sub, LLC	General Partner Limited Partner	50% 50%
Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%
RC CA Santa Barbara, LLC	Delaware	Regency Centers, L.P.	Member	100%
RC Georgia Holdings, LLC	Georgia	Regency Centers, L.P.	Member	100%
Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Alliance Santa Rosa	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Georgia, L.P.	Georgia	RC Georgia Holdings, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Cahan Clovis, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Magi, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Marinta-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development	Member Member	Interests Vary

17

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		Co.
Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%
Regency Woodlands/Kuykendahl Retail, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	50 50	% %
Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%
Signature Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
T&M Shiloh Development Company	Texas	Regency Centers, L.P.	General Partner	100%
T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Member Member	50 50	% %
Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50 50	% %
Tinwood-Lynn Haven, LLC	Delaware	Tinwood, LLC	Member	100%
Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%
Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%
Valleydale, LLC	Delaware	Regency Centers, L.P.	Member	100%
Vista Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Wadsworth, LLC	Delaware	Regency Centers, L.P.	Member	100%
DJB No. 23, L.P.	Texas	Wadsworth, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %
WFC-Purnell, LLC	Delaware	Regency Centers, L.P.	Member	100%
Walton Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Waterside Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

RRG Holdings, LLC	Florida	Regency Centers, L.P.	Member	100%

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Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Realty Group, Inc.	Florida	Regency Centers, L.P. RRG Holdings, LLC	Preferred Stock Common Stock Common Stock	100% 7% 93%
1488-2978 SC GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Accokeek Regency South, LLC	Delaware	Regency Realty Group, Inc. Accokeek South, LLC	Member Member	Interests Vary
Alameda Bridgeside Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group	Member	100%
Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Caligo Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Castaic Vine, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Cathedral City Rio Vista Town Centre, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Chestnut Powder, LLC	Georgia	Regency Realty Group, Inc.	Member	100%
Clarksburg Retail Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Dixon, LLC	Florida	Regency Realty Group, Inc.	Member	100%

19

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
East Towne Center, LLC	Delaware	Regency Realty Group, Inc. Lake McLeod, LLC	Member Member	Interests Vary
Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Edmunson Orange North Carolina, LLC	Delaware	Edmunson Orange Corp.	Member	100%
VP101, LLC	Delaware	Edmunson Orange Corp.	Member	100%
Fort Collins Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Gateway 101, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Harding Place, LLC	Delaware	Regency Realty Group, Inc. RFM Harding, LLC	Member Member	50% 50%
Tennessee-Florida Investors, LLC	Delaware	Harding Place, LLC	Member	100%
Hanover Northampton GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hanover Northampton LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hanover Northampton Partner, LP	Delaware	Hanover Northampton LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0% 100%
Hanover Northampton Retail, LP	Delaware	Hanover Northampton GP, LLC Hanover Northampton Partner, LP	General Partner Limited Partner	.5% 99.5%
Hermitage Development II, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Jog Road, LLC	Florida	Regency Realty Group, Inc. Bentz Capital Group, LLC	Member Member	50% 50%
Southland Centers II, LLC	Florida	Jog Road, LLC	Member	100%
Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

20

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Kulpsville Village Center, LP	Delaware	Kulpsville Village Center LP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %
Lonestar Retail, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Longmont Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100 0	% %
Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5 99.5	% %
Lower Nazareth II LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth II Partner, LP	Delaware	Lower Nazareth II LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0 100	% %
Lower Nazareth II GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons II, LP	Delaware	Lower Nazareth II GP, LLC Lower Nazareth II Partner, LP	General Partner Limited Partner	.5 99.5	% %
Luther Properties, Inc.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Marietta Outparcel, Inc.	Georgia	Regency Realty Group, Inc.	Common Stock	100%
Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

21

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Middle Tennessee Development, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mitchell Service, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mountain Meadow, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mountain View Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
NorthGate Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
R2 Media, LLC	Florida	Regency Realty Group, Inc.	Member	100%
RB Airport Crossing, LLC	Delaware	Regency Realty Group, Inc. Airport 6, LLC	Member Member	Interests Vary
RB Augusta, LLC	Delaware	Regency Realty Group, Inc. P-6, LLC	Member Member	Interests Vary
RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Member Member	Interests Vary
RB Schererville 101, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RB Schererville 102, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RB Schererville 103, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RB Schererville 104, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RB Schererville 105, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RB Schererville 106, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Regency I-45/Spring Cypress Retail, L.P.	Delaware	Regency Realty Group, Inc.	General Partner	Interests Vary

22

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		HEB Grocery Company, L.P.	Limited Partner
Regency/PGM-Burkitt, LLC	Delaware	Regency Realty Group, Inc. PGM-Burkitt, LLC	Member Member	Interests Vary
Regency Realty Colorado, Inc.	Florida	Regency Realty Group, Inc Snowden Leftwich (see Note 1)	Common Stock Common Stock	80% 20%
Regency Realty Group-NE, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
SS Harbour GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
SS Harbour, L.P.	Texas	SS Harbour GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Seminole Shoppes, LLC	Delaware	Regency Reatly Group, Inc. M&P Shopping Centers	Member Member	50% 50%
Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Shops at Highland Village Development, Ltd.	Texas	Shops at Highland Village GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stanley Bernal, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stonewall Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Summerville-Orangeburg, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

23

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership

RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
Swatara Marketplace LP	Delaware	RRG Pennsylvania GP, Inc. Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %
West End Properties, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.

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